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                                                                    EXHIBIT 10.2
                               LICENSE AGREEMENT

         THIS AGREEMENT ("Agreement") dated August 18, 1997 is made between PROSOURCE SERVICES CORPORATION, a Delaware corporation ("Licensor") and Penske Truck Leasing Co., L.P., a Delaware limited partnership ("Licensee") (Licensor and/or Licensee are sometimes referred to herein as a "party" or the "parties"). Licensor hereby licenses to Licensee and Licensee hereby licenses from Licensor, the Premises described below, subject to the terms, covenants and conditions hereinafter set forth:

1. DEFINITIONS. Unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified:

         1.1 License Fee: Shall be Six Thousand Dollars ($6,000.00) per annum, payable in monthly installments of Five Hundred Dollars ($500.00)]. In the event that the charges to Licensor are adjusted pursuant to Paragraph V of the Vehicle Service Agreement, the License Fee hereunder shall be adjusted as follows:
Commencing September 1, 1998, the License Fee owed for each twelve (12) month period ("Agreement Year") thereafter shall be adjusted to reflect any increase in the cost of the Consumer Price Index ("CPI") for all Urban Consumers (1982-1984 = 100) issued by the Bureau of Labor Statistics of the United States Department of Labor. The CPI index for September 1997 shall be defined as the "Basic Standard." The CPI index figure for September of each full Agreement Year of the Term shall be defined as the "New Index Figure." The License Fee for each subsequent Agreement Year of the Term ("New License Fee") shall be determined by multiplying the License Fee equal to $6,000.00 for the first Agreement Year of the Term by a fraction, the numerator of which shall be the New Index Figure and the denominator of which shall be the Basic Standard.

                                New Index Figure
          (Base Rent x     Basic Standard =         New License Fee)

                    Licensor shall notify Licensee of the amount of New License Fee which shall be due on the first day of October of each succeeding Agreement Year during the Term and shall continue each month thereafter until adjusted again. However, in no event shall the License Fee due and payable hereunder be less than the License Fee paid for the preceding Agreement Year or more than three percent (3%) of the License Fee paid for the preceding Agreement year regardless of the value of the dollar as reflected by the new CPI index figure. In the event the amount of the CPI index figure increase is not known until after the first month of the Agreement Year for which the adjustment is to be made, due to delays in publications of the CPI index figure or any other reason, then, upon notification of the increase by Licensor, Licensee shall pay the full amount of the increase which is due for any prior months during the adjustment period within fifteen (15) days following receipt of the Licensor's notice of the amount due.


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         1.2 Governmental Authority: Any federal, state, county, municipal or other governmental department or entity, or any instrumentality of any of same.

         1.3 Governmental Requirement: Any law, ordinance, regulation or requirement of any Governmental Authority now existing or hereafter enacted or issued applicable to the Premises.

         1.4 Permitted Purpose: Storing, repairing and maintaining vehicles owned or rented by Licensor ("Vehicles") as per the Vehicle Service Agreement ("Vehicle Service Agreement") attached hereto as Exhibit "A" and for no other purpose. In the event that a vehicle not owned or leased by Licensor is in need of emergency repairs, Licensee shall have the right to effect such repairs only upon the express written consent of Licensor.

         1.5 Permittees: The agents, employees, suppliers, vendors, contractors, subcontractors and invitees of Licensee.

         1.6 Premises: Collectively the land ("Land") and the two (2) bay garage, office and parts storage room and limited parking located at 4278 Highway 78, Douglasville, Georgia, as outlined inside the cross-hatched area depicted on Exhibit "B" attached hereto.

         1.7 License Fee Commencement Date: The first calendar day of the Term.

         1.8 Term: The Term of this Agreement shall commence on the date Licensee begins servicing the Vehicles or August 15, 1997, whichever shall first occur, and shall expire when the Vehicle Service Agreement shall expire or be terminated or as otherwise provided herein.

2. USE/COMPLIANCE. Licensee shall use the Premises solely for the Permitted Purpose. Licensee shall not fuel or wash any vehicle (including, without limitation, the Vehicles) on the Premises. Licensee shall cause Vehicles to be washed by a third party acceptable to Licensor. Licensee shall not do, bring, keep or permit to be done in, on or about the Premises, anything which is prohibited by any Governmental Requirement or Environmental Law (as defined in Section 4.3 below). Licensee shall be responsible for procuring all permits and complying with all Governmental Requirements relating to its use. Licensee shall not commit any waste in or upon the Premises. Licensee shall be responsible for the normal maintenance and repairs to the interior nonstructural portions of the Premises.

3. LICENSE FEE. The term "License Fee" as used in this Agreement, shall include the License Fee, together with all other amounts payable by Licensee to Licensor under this Agreement. Licensee shall pay each monthly installment of the License Fee in advance on the first calendar day of each month during the Term without demand, deduction or set-off. Monthly installments for any fractional calendar month, at the beginning or end of the Term, shall be prorated based on the number of days in such month which fall within the Term. Licensee shall pay the License Fee, to Licensor at the place specified for notice in Section 15 below.

4. DELIVERY OF POSSESSION.

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         4.1 Licensor shall put Licensee into exclusive physical possession of the Premises on the first day of the Term and at the same time deliver to Licensee a full set of keys to the Premises. In the event Licensor is unable to deliver possession of the Premises to Licensee by the date above mentioned, and such failure is due to a regional casualty (such as a hurricane, earthquake or flood), or due to delays caused by strikes, lockouts, restrictions of any Government Authority, inability to obtain materials or other causes of a like nature beyond the reasonable control of Licensor, then the date set forth above shall be subject to extension. In no event, however, shall the total extension of time exceed three (3) months.

         4.2 "Hazardous Substance" shall mean any substance, whether solid, liquid or gaseous in nature: (i) which is or becomes defined as a "hazardous substance", "hazardous waste", pollutant or contaminant under any Environmental Law; (ii) the exposure to, or manufacture, possession, presence, use, generation, storage, transportation, treatment, release, disposal, abatement, cleanup, removal, remediation or handling of which is prohibited, controlled or regulated by any Environmental Law; (iii) any toxic chemical, waste, byproduct, pollutant, contaminant, compound, product or substance, including, without limitation, asbestos, polychlorinated byphenyls, petroleum, petroleum by-products (including crude oil or any fraction or byproduct thereof); or (iv) the presence of which on the Premises causes or threatens to cause a nuisance upon the Premises or to adjacent properties, or poses or threatens to pose a hazard to the health or safety of persons on or about the Premises.

         4.3 "Environmental Law" shall mean any Governmental Requirement pertaining to protection of the environment, health or safety of persons, natural resources, conservation, wildlife, waste management, and pollution, including without limitation, regulation of releases and disposals to air, land, water and ground water, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. 1251 et seq., Clear Air Act of 1966, as amended, 42 U.S.C. 7401 et seq., Toxic Substances Control Act of 1976, 15 U.S.C. 2601 et seq., Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. 651 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. 11001 et seq., National Environmental Policy Act of 1975, 42 U.S.C. 300(f) et seq., and all amendments as well as any similar state or local statute or code and replacements of any of the same and rules, regulations, guidance documents and publications promulgated thereunder.

5. UTILITIES. Licensor shall pay when due all bills ("Utility Bills") for water, sewer, waste removal (limited to one (1) six-yard container per week) heat, gas and electricity used at or on the Premises throughout the Term. Licensee shall be responsible for all waste disposal and telephone charges. In no event shall Licensor be responsible for any damage caused by utility stoppage or interruption. In no event shall Licensee be liable to Licensor for damage resulting from utility stoppage or interruption caused by the Licensor's failure to timely pay the Utility Bills.

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6. REPAIRS, CONFORMITY WITH THE LAW. Except as provided below, Licensee shall, at Licensee's sole cost and expense, (i) make non-structural repairs and replacements to the interior of the Premises and (ii) maintain in good condition and repair all equipment used by Licensee, including, without limitation, all lifts and pumps. Licensor, at Licensor's sole cost and expense, shall maintain and repair all structural elements of the Premises not caused by the fault of the Licensee or its Permittees, maintain in good condition and repair or replace all mechanical, electrical, plumbing systems and utility lines serving the Premises. Notwithstanding the above, Licensee shall make all repairs required by causes that are the fault of Licensee. Licensee shall, at Licensee's expense, properly remove and dispose of any Hazardous Substance introduced by Licensee or its Permittees into or on the Premises. Licensee, at its expense, shall make all changes and installations necessary to comply with all Government Requirements regarding the conduct of Licensee's particular business at the Premises.

7. CASUALTY/DAMAGE AND DESTRUCTION.

         7.1 Partial Damage: "Partial Damage" means damage or destruction to the Premises to the extent that the cost of repair is less than fifty percent (50%) but more than twenty percent (20%) of the fair market value of the Premises immediately prior to such damage or destruction. If at any time during the Term there is Partial Damage, Licensor may, at Licensor's option, either (i) repair such damage, in which event this Agreement shall continue in full force and effect, or (ii) within thirty (30) days after the occurrence of such damage give notice to Licensee terminating this Agreement, which termination shall be effective as of the date of the occurrence of such damage.

         7.2 Total Destruction: "Total Destruction" means damage or destruction to the Premises to the extent that the cost of repair is fifty percent (50%) or more of the fair market value of the Premises immediately prior to such damage or destruction. If at any time during the Term there is a Total Destruction, Licensor or Licensee may, at either party's option, either (i) repair such damage within six (6) months of the date of such damage, in which case this Agreement shall continue in full force and effect, or (ii) within thirty (30) days after the occurrence of such damage, terminate this Agreement as of the date of such damage.

         7.3 Abatement of License Fee: If Licensor repairs or restores the Premises pursuant to the provisions of this Section, the License Fee payable hereunder for the period during which such damages, repair or restoration continues shall be abated in proportion to the degree to which Licensee's use of the Premises is impaired. Except for abatement of the License Fee, if any, Licensee shall have no claim against Licensor as a result of any such damage. Furthermore, notwithstanding anything above to the contrary, Licensee shall not be entitled to any abatement of the License Fee if such damage is in any way caused by Licensee or its Permittees. Notwithstanding anything to the contrary herein, Licensor's obligation to repair shall be limited to the extent of any insurance proceeds collected. Any cancellation or abatement of this Agreement pursuant to this Section 7 shall not relieve the parties of their obligations under the Vehicle Service Agreement.

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8. REAL ESTATE TAXES. Licensor shall pay the ad valorem real estate taxes
(including all special benefit taxes, impact fees and special assessments) levied and assessed against the Premises during the Term.

9. ASSIGNMENT AND SUBLETTING. The identity and financial position of the Licensee and the ability of the Licensee to service Licensor's vehicles is a material consideration of Licensor in entering into this Agreement and in agreeing to the amount of License Fee stated herein. Licensee shall not, directly or indirectly, assign or sublet the Premises or any part thereof, nor permit all or any part of the Premises to be used or occupied by another, without first obtaining the written consent of Licensor, which consent shall not be unreasonably withheld or delayed. However, it is expressly agreed between Licensor and Licensee that Licensor's refusal to consent to assignment or sublease to a third party that is unable to service the Vehicles as Licensee has, or is unable to provide Licensor, in Licensor's sole discretion with satisfactory assurance of its ability to comply with the terms of this Agreement, including, without limitation all environmental provisions, shall be deemed per se reasonable. Licensee and such third party shall provide such assurances to Licensor of its ability to service the Vehicles as Licensee has and the third party's ability to comply with the terms of this Agreement upon request. Any mortgage, pledge or assignment of this Agreement, or if Licensee is a corporation, any transfer of this Agreement by Licensee through any change in the ownership of or power to vote the majority of the outstanding voting stock of Licensee, shall constitute an assignment for the purposes of this Section. Any assignment or subletting made without Licensor's consent, shall be voidable by Licensor. To be effective, any assignment or sublease must be in writing and signed by the Licensor, Licensee and assignee/subtenant, and shall set forth the entire consideration being given and received. If Licensor shall consent to an assignment or subletting, the assignee/subtenant shall assume all obligations of Licensee hereunder and neither Licensee nor any assignee/subtenant shall be relieved of any liability hereunder.

10. ALTERATIONS; LICENSEE PROPERTY.

         10.1 Furnishings, trade fixtures and equipment owned and installed by Licensee shall be the property of Licensee. On expiration or earlier termination of the Term, Licensee shall remove any such property and shall repair the Premises to the same condition as when the Term commenced, ordinary wear and tear excepted, or reimburse Licensor for the cost of so repairing the Premises. If Licensee fails to remove such property as required under this Agreement, Licensor may do so and keep and use or dispose of the same in its sole discretion without any liability to Licensor on account thereof, and further may charge the cost of any such removal, storage or disposition to Licensee.

         10.2 Licensee shall not make any structural alterations or additions to the Premises without the prior written consent of Licensor which consent shall not be unreasonably withheld or delayed. All structural alterations or additions (except movable furniture and fixtures put in at the expense of Licensee and removable without defacing or injuring the Premises), shall become the property of Licensor at the expiration, cancellation or earlier termination of this Agreement for any reason. All work performed shall be done in a good and workmanlike manner and with materials of comparable quality and appearance to those used elsewhere on the Premises.

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         10.3 If any mechanic's lien is recorded against the Premises by reason or work, labor, services or materials supplied to or claimed to have been supplied to Licensee (except if supplied by Licensor), Licensee shall, within thirty (30) days after receipt of notice from Licensor cause such lien to be discharged or recorded by payment, deposit, bond, order of a court of competent jurisdiction, or otherwise.

11. LIENS. Licensee shall not have the power to subject the interest of Licensor in the Premises to any mechanic's or materialmen's liens or liens of any kind, nor shall any provision in this Agreement ever be construed as empowering Licensee to encumber or cause Licensee to encumber the title or interest of Licensor in the Premises. All parties with whom Licensee may deal are put on notice that Licensee has no power to subject Licensor's interest to any claim or lien of any kind or character, and all such persons so dealing with Licensee must look solely to the credit of Licensee, and not to Licensor's interest or assets. Licensee shall put all such parties with whom Licensee may deal on notice of the terms of this Section. If at any time a lien or encumbrance is filed against the Premises as a result of Licensee's work, materials or obligations, Licensee shall promptly discharge or bond off said lien or encumbrance, and if said lien or encumbrance has not been removed within thirty
(30) days from the date Licensee has notice of the date it is filed, Licensee agrees to either bond off said lien or to deposit with Licensor cash in an amount equal to one hundred and twenty-five percent (125%) the amount of any such lien or encumbrance, to be held by Licensor until such lien is discharged.

12. DEFAULT AND REMEDIES.

         12.1 The occurrence of any of the following shall constitute a default under this Agreement by Licensee: (i) Licensee shall default in the payment of any installment of the License Fee or any other charges hereunder, at the time and in the amount as herein provided, and if Licensee shall fail to cure said default within ten (10) days after notice of such default from Licensor; (ii) Licensee violates or fails to perform any of the other terms, covenants or conditions herein made by Licensee, and such violation or failure shall continue for a period of thirty (30) days after notice to Licensee by Licensor or, if such violation or failure shall reasonably require longer than thirty (30) days to cure, if Licensee shall fail to commence to cure same within thirty (30) days after notice thereof and continuously prosecute the curing of same to completion with due diligence; (iii) Licensee makes a general assignment for the benefit of its creditors or shall file or have filed involuntarily against Licensee a petition for bankruptcy or other reorganization, liquidation, dissolution or similar relief; (iv) a proceeding is filed against Licensee seeking any relief mentioned in (iii) above and said proceeding is not discharged within ninety
(90) days of the filing thereof; (v) a trustee, receiver or liquidator is appointed for Licensee on a substantial part of its property; (vi) Licensee shall vacate or abandon the Premises; (vii) Licensee mortgages, assigns, sublets or otherwise encumbers its interest other than as specifically permitted under this Agreement; or (viii) Licensee is in default under the Vehicle Service Agreement.

         12.2 If a default by Licensee occurs, Licensor shall have all rights and remedies that are available under applicable state and federal law, including, without limitation, the right to (i) consider the Agreement terminated and take possession of the Premises for Licensor's own purposes; (ii) take possession of the Premises for Licensee's account and seek general damages. All

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of the remedies of Licensor herein enumerated shall be cumulative and none shall exclude any other right or remedies allowed by law or in equity or under the Vehicle Service Agreement. A default in, cancellation or termination of this Agreement shall not relieve the parties of their respective obligations under the Vehicle Service Agreement.

         12.3 Any payments required to be made by Licensee under the provisions of this Agreement not made by Licensee when and as due, or within the applicable cure period, if any, shall bear interest at the highest rate allowable by applicable state law from the date when the particular amount became due to the date of payment thereof to Licensor.

13. INSURANCE; INDEMNITY. Licensee shall, at its sole cost and expense, procure and maintain throughout the Term:

         13.1 Comprehensive public liability insurance and automobile liability insurance with respect to the Premises and Licensee's activities therein and thereabout, insuring against liability for personal injury or death, property damage or other loss in amounts no less than:

                    (a) $1,000,000.00 in underlying coverage with respect to personal injury or death to any one person and not less than $5,000,000.00 in excess coverage;

                    (b) $2,000,000.00 in underlying coverage with respect to personal injury or death arising out of any one (1) occurrence and not less than $5,000,000.00 in excess coverage;

                    (c) $1,000,000.00 in underlying coverage with respect to property damage or other loss arising out of any one
                           (1) occurrence and not less than $5,000,000.00 in excess coverage; and

                    (d) Worker's Compensation Insurance in at least the statutorily required amounts.

         13.2 The above insurance shall be with a carrier licensed to transact business in the state in which the Premises are located. Licensor and Licensor's mortgagees, if any, shall be named as additional insured under Licensee's insurance, and such insurance shall be primary and non-contributing with any insurance carried by Licensor. If on account of the failure of Licensee to comply with the above, Licensor is adjudged to be a coinsurer by its insurance carrier, then any loss or damages Licensor may sustain by reason thereof shall be borne by Licensee and shall be immediately paid by Licensee upon receipt of a bill thereof. Licensee's insurance policies shall contain endorsements requiring thirty (30) days' notice to Licensor and Licensor's mortgagees, if any, prior to any cancellation or any reduction in amount of coverage. Licensee shall deliver to Licensor as a condition precedent to its taking occupancy of the Premises (but not to its obligations to pay License Fee) a certificate or certificates evidencing such insurance acceptable to Licensor, and Licensee shall at least thirty (30) days prior to the expiration of such policies, deliver to Licensor certificates of insurance evidencing the renewal of such policies. Within fifteen (15) days of occupancy, Licensee shall provide copies of all of the above policies to Licensor.

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         13.3 Licensee, as a material part of the consideration to be rendered to Licensor, hereby agrees that it will defend, indemnify and hold Licensor, its officers, directors, employees, agents, attorneys, successors and assigns, harmless from and against any and all claims, actions, damages, liability and expense (including attorneys' fees and costs) in connection with loss of life, personal injury and or damage to property arising from or out of any occurrence in, upon or at the Premises, or the occupancy or use by Licensee or its Permittees of the Premises or any part thereof, occasioned wholly or in part by
(i) any act or omission of Licensee and/or its Permittees, or (ii) any failure on the part of the Licensee to perform or comply with any of the terms of this Agreement. In addition to the above, in the event Licensor is made a party to any litigation commenced by or against Licensee, then Licensee shall defend and hold Licensor harmless and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by Licensor in connection with such litigation. Notwithstanding anything to the contrary in this Section, the amounts of insurance required of Licensee shall not be construed in any manner whatsoever so as to limit Licensee's liability hereunder. Licensor agrees to indemnify, defend and hold harmless Licensee, its partners, directors, officers, employees, agents, attorneys and permitted successors and assigns, from and against all claims, actions, damages, and expense (including attorneys' fees and costs) in connection with loss of life, personal injury and or damage to property arising from or out of any occurrence in, upon or at the Premises, occasioned wholly or in part by (i) any act or omission on the part of Licensor or Licensor's agents or employees, or (ii) any failure on the part of Licensor to perform or comply with any of the terms of this Agreement. This section shall survive the expiration, cancellation or earlier termination of this Agreement for any reason and shall be cumulative with any other indemnification and/or remedies available.

         13.4 Licensee and Licensor release each other and waive any right of recovery against each other for loss or damage to their respective property, which occurs on or about the Premises (whether due to the negligence of either party, their agents, employees, licensees, invitees or otherwise), to the extent that such loss or damage is reimbursed by insurance proceeds. Licensee and Licensor agree that all policies of insurance obtained by either of them in connection with the Premises shall contain appropriate waiver of subrogation clauses.

14. AMENDMENT; WAIVER; APPROVAL; CONSENT. This Agreement constitutes the entire agreement between the parties. This Agreement shall not be amended or modified except in writing signed by both parties. Failure of Licensor or Licensee to exercise any of their rights in one or more instances shall not be construed as a waiver of such party's right to strict performance of such rights or act as a waiver of subsequent breach of any such rights. Wherever this Agreement requires either the Licensor's or Licensee's consent or approval, such consent or approval shall only be deemed given when in writing.

15. NOTICES. All notices, communications and statements required or permitted under this Agreement shall be in writing, delivered by Express Mail or Federal Express (or other similar national overnight courier service having a delivery system which provides for or makes available a signed receipt of delivery) as follows:

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
AS TO LICENSEE:                                               WITH A COPY TO:
Penske Truck Leasing Co.,                                     David J. Battisti, Counsel
a Delaware limited partnership                                c/o Penske Truck Leasing Co.
Route 10, Green Hills                                         a Delaware limited partnership
P.O. Box 563                                                  Route 10, Green Hills
Reading, PA 19603-0563                                        P.O. Box 563
Attn:  Vice President of                                      Reading, PA 19603-0563
           Real Estate

AS TO LICENSOR:                                               WITH A COPY TO:

John Foley                                                    Leslie Robert Evans &
Senior Vice President                                          Associates, P.A.
ProSource Services Corporation                                375 South County Road, Suite 218
1500 San Remo Avenue                                          Palm Beach, Florida 33480
Coral Gables, Florida 33146

Service shall be deemed effective upon receipt or refusal to accept receipt. Either party by written notice to the other may designate additional parties to receive copies of notices sent to it. Such designees may be changed by written notice. Either party may at any time, in the manner set forth for giving notice to the other, designate a different address to which notices, communication and statements to it shall be sent.

16. ESTOPPEL CERTIFICATE. Within fifteen (15) days after request therefore by either party, the non-requesting party shall execute and deliver (in recordable form) a certificate to any proposed mortgagee or purchaser, and the requesting party, together with a true and correct copy of this Agreement, certifying (with such exceptions or modifications as may be the case) (i) that this Agreement is in full force and effect without modification, (ii) that the requesting party has performed all of its obligations due to be performed under this Agreement and that there are no defenses, counterclaims, deductions or offsets outstanding or other excuses for the requesting party's performance under this Agreement, and (iii) any other fact reasonably requested by the requesting party or such proposed mortgagee or purchaser. The requesting party may present to non-requesting party a form of such certificate, and non-requesting party's failure to properly execute and deliver such form of certificate (with such exceptions or modifications noted therein as may be asserted by the non-requesting party in good faith) within fifteen (15) days after request therefore shall be conclusive upon such non-requesting party as to the truth of all statements contained therein as presented by the requesting party and may be relied on by any person holding or proposing to acquire an interest in the Premises or any part thereof or this Agreement from or through the other party, that this Agreement is unmodified and in full force and effect.

17. SURRENDER.

         17.1 At the expiration, cancellation or earlier termination of this Agreement, Licensee shall surrender immediate possession of the Premises in good condition subject to reasonable wear

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and tear, and in the same condition as immediately prior to the execution of this Agreement. Licensee shall remove all of Licensee's signage, fixtures and equipment from the Premises and shall repair damage caused by the removal of Licensee's fixtures, signage and equipment. In the event Licensee shall hold over possession of the Premises after the expiration, cancellation or earlier termination of the Agreement for any reason, Licensee shall pay an additional License Fee equal to one hundred twenty-five percent (125%) of the monthly License Fee in effect at the time of such expiration, cancellation or earlier termination of the Agreement in addition to any other remedies available to Licensor hereunder, at law or in equity.

         17.2 At the expiration, cancellation or earlier termination of this Agreement for any reason, Licensor may, in its sole discretion and its sole expense, have conducted an additional Environmental Assessment of the Premises by a consultant of the Licensor's choice. In the event the existence of any Hazardous Substance in, on or under the Premises is detected, excluding those specified in that certain Modified Phase I Environmental Site Assessment conducted on the Premises by Dames & Moore Group, dated March 11, 1997), arising out of or resulting from Licensee's operations or acts and/or omissions, Licensee, at Licensee's sole cost and expense, shall properly and completely remove and dispose of all Hazardous Substances, shall promptly perform all remediation deemed necessary by any Government Authority and, shall take all actions necessary to restore the Premises to the condition existing prior to the introduction of such Hazardous Substances upon, about or under the Premises, notwithstanding any lesser standard of redemption allowable under any Government Requirement or Environmental Law. All such disposal and removal shall be conducted in accordance with all Governmental Requirements pertaining to Hazardous Substances. In the event of any such removal or disposal by Licensee hereunder, upon completion of the same, Licensor, at Licensor's option may conduct an additional Environmental Assessment of the Premises by a consultant of Licensor's choice and the results delivered and recertified to Licensor. In such event, Licensee shall also deliver evidence of necessary governmental inspections and approvals deemed necessary by any Government Authority with respect to such removal, remediation and disposal. This Section shall survive the expiration, cancellation or earlier termination of this Agreement for any reason.

18. ENVIRONMENTAL INDEMNITY.

         18.1 In addition to any other indemnity provided for in this Agreement, Licensor shall indemnify, defend, protect and hold harmless Licensee, its officers, directors, employees, agents, attorneys, and permitted successors and assigns, from and against any and all Environmental Damages arising from or caused, in whole or in part, directly or indirectly, by (i) the presence in, on, under or about the Premises, or any discharge or release in or from the Premises, of any Hazardous Substance occurring during Licensor's ownership of the Premises, or (ii) Licensor's failure to comply with any Environmental Law occurring during Licensor's ownership of the Premises, except to the extent that any such presence, discharge, release or failure is related to, arises out of or is aggravated by Licensee's or its Permittee's acts or omissions, or Licensee's or its Permittee's failure to comply with any Environmental Law. In addition to any other indemnity from Licensee provided in this Agreement, Licensee shall indemnify, defend, protect and hold harmless Licensor, its officers, directors, employees, agents, attorneys, successors and assigns, from and against any and all

Environmental Damages arising from or caused, in whole or in part, directly or indirectly, by the presence in, on, under or about the Premises of any Hazardous Substance, any discharge or release in or from the Premises of any Hazardous Substance or any storage, removal or transportation of any Hazardous Substance, except to the extent that any such presence, discharge or release is caused or aggravated by: (i) Licensor's acts or omissions on the Premises, (ii) Licensor's failure to comply with any Environmental Law, or (iii) any Hazardous Substance specified in that certain Modified Phase I Environmental Site Assessment ("DMG Assessment") conducted on the Premises by Dames & Moore Group, dated March 11, 1997 except to the extent the presence of any such hazardous substance specified in the DMG Assessment has been caused or aggravated by Licensee's or its Permittee's acts or omissions. The obligations of the parties hereunder shall survive the expiration, cancellation or earlier termination of this Agreement for any reason and Licensee's obligations hereunder shall constitute obligations that are independent and severable from Licensee's obligation to pay the License Fee and Licensee's obligations under the Vehicle Service Agreement.

         18.2 "Environmental Damages" shall mean: (i) any and all claims, liabilities (including strict liability), penalties, fines, judgements, forfeitures, losses, costs or expenses (including attorneys' fees, consultants' fees and experts' fees) for the death of or injury to any persons or damage to any properly whatsoever, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property; (ii) interest, penalties and damages arising from claims brought by or on behalf of employees of Licensee (with respect to which Licensee waives any right to raise as a defense against Licensor any immunity to which it may be entitled under any industrial or workers' compensation laws); (iii) fees, costs or expenses incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or redemption of such Hazardous Substances or violation of such Environmental Law, including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, redemption, removal, response, abatement, containment, closure, restoration or monitoring work required by any Governmental Authority or reasonably necessary to make full economic use of the Premises or any other property in a manner consistent with its current use or otherwise expended in connection with such conditions, and including without limitation, any attorneys' fees, costs and expenses incurred in enforcing the provisions of this Agreement or collecting any sums due hereunder; (iv) liability to any third person or Governmental Authority to indemnify such person or Governmental Authority for costs expended in connection with the items referenced above.

19. NOTICE OF ENVIRONMENTAL VIOLATION. Licensee covenants and agrees that in the event that Licensee is placed on notice of any violation or threatened violation of any Environmental Law, Licensee shall immediately notify Licensor and provide details of same. Receipt of such notice shall not be deemed to create any obligation on Licensor's part to defend or otherwise respond to such notification.

20. SEVERABILITY. The parties intend this Agreement to be legally valid and enforceable in accordance with all of its terms, covenants and conditions to the fullest extent permitted by law. If any term, covenant or condition hereof shall be invalid or unenforceable, the parties agree that such term, covenant or condition shall be stricken from this Agreement, the same as if it never had been contained herein. Such invalidity or unenforceability shall not extend to any other term, covenant or condition of this Agreement, and the remaining terms, covenants or conditions hereof shall continue in effect to the fullest extent permitted by law, the same as if such stricken term, covenant and condition never had been contained herein.

21. RECORDING/MEMORANDUM OF LICENSE AGREEMENT. At the option of Licensor, a memorandum of Agreement may be recorded in the state and county where the Premises are located. In no event shall this Agreement be recorded.

22. ACCESS. Licensee shall permit Licensor to enter the Premises at reasonable times upon prior reasonable notice for purposes of showing, inspecting and/or conducting testing on or about the Premises and of ascertaining compliance by Licensee with the provisions of this Agreement. Licensor shall use reasonable efforts so as to minimize any inconvenience to or disruption of Licensee.

23. LIMITATION OF LICENSOR'S LIABILITY. The term "Licensor" as used herein shall mean only the owner or owners, at the time in question, of the fee title to the Premises. In the event of any transfer of such title or interest, Licensor herein named (and in the case of any subsequent transfers, then the grantor) shall be relieved from and after the date of such transfer of all liability in respect of Licensor's obligations thereafter to be performed, provided that any funds in the hands of Licensor or the then grantor at the time of such transfer, in which Licensee has an interest, shall be delivered to the grantee. The obligations contained in this Agreement to be performed by Licensor shall, subject to the above, be binding on Licensor's successor's and assigns, only during their respective periods of ownership. The obligations of Licensor under this Agreement do not constitute personal obligations of Licensor or the individual partners, shareholders, directors, and officers, and Licensee shall look solely to the Licensor's then existing interest in the Premises, and to no other assets of Licensor, for satisfaction of any liability in respect of this Agreement, and will not seek resource against the individual partners, shareholders, directors, officers, or any of their personal assets for such satisfaction. No other properties or assets of Licensor shall be subject to levy, execution, or other enforcement procedures for the satisfaction of any judgement (or other judicial process) or for the satisfaction of any other remedy of Licensee arising out of or in connection with this Agreement, the relationship of the parties or Licensee's use of the Premises.

24. SUBORDINATION. The rights of Licensee hereunder are and shall be, at the election of any mortgagee, subject and subordinate to the lien of any mortgage or mortgages, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Premises (or any portion(s) thereof), and to all advances made or hereafter to be made upon the security thereof ("Superior Instruments"). This Section shall be self-operative and no further instrument of subordination shall be required by any mortgagee, but Licensee agrees upon request of Licensor, from time to time, to execute whatever documentation may be required to further effect the provisions of this Section.

25. TIME. Time is of the essence of this Agreement and applies to all terms, covenants, and conditions contained herein. All "days" set forth in this Agreement shall be deemed to be "calendar days" unless specifically stated to the contrary.

26. SUCCESSORS AND ASSIGNS. All terms, conditions to be observed and performed hereunder shall be applicable to and binding upon the parties' respective heirs, administrators, executors, and permitted successors and assigns.

27. RELATIONSHIP OF PARTIES. Anything in this Agreement to the contrary notwithstanding, it is agreed that Licensor shall in no event be deemed to be a partner or engaged in a joint venture with, or an associate of Licensee in the conduct of its business nor shall Licensor be liable for any debts incurred by Licensee in the conduct of its business. Nothing contained in this Agreement shall be deemed or construed to confer upon Licensor any interest in the business of the Licensee. The relationship of the parties during the Term shall at all times be that of landlord and licensee.

28. CAPTIONS AND SECTION NUMBERS. The captions and section numbers are for convenience of reference only and in no way shall be used to construe or modify the provisions set forth in this Agreement.

29. AUTHORITY. If either party hereto signs as a corporation, partnership, or other entity, each of the persons executing this Agreement, on behalf of such party, does hereby covenant and warrant that such party is duly authorized to transact business, is in good standing and existing, that such Licensee is qualified to do business in the State within which the Premises are located, such party has full right and authority to enter into this Agreement, and that the persons signing on behalf of such party were authorized to do so.

30. GOVERNING LAW AND FORUM. This Agreement shall become valid when executed by the last party. The parties agree that this Agreement shall be deemed to be made and entered into the State of Florida and shall be governed and construed under and in accordance with the laws of the State of Florida without regard to conflicts of laws. The parties agree that the U.S. District Court for the Southern District of Florida, or if such court lacks jurisdiction, the Eleventh Judicial Circuit (or its successor) in and for Dade County, Florida, shall be the venue and exclusive proper forum in which to adjudicate any controversy arising, directly or indirectly, in connection with the Agreement, and the parties further agree that in the event of litigation arising out of or in connection with the Agreement in these courts, they will not contest or challenge the jurisdiction of these courts. Should any provision of this Agreement require judicial interpretation, it is agreed by the parties hereto that the court interpreting or construing the same shall not apply a presumption that any such provision shall be more strictly construed against the party who itself or through its agent prepared the same, as all parties have participated in the preparation of the provisions of this Agreement and that all terms, covenants and conditions were negotiated.

31. BROKER INDEMNIFICATION. As part of the consideration for the granting of this Agreement, Licensee and Licensor represent and warrant to each other that no broker or agent negotiated or was instrumental in negotiating or consummating this Agreement and each party agrees to indemnify the other party against any loss, expense (including reasonable attorneys' fees), cost or liability incurred as a result of a claim by any broker or finder claiming by through or under the indemnifying party. The provisions of this Section shall survive the expiration, termination or earlier cancellation of this Agreement.

32. EFFECT OF BANKRUPTCY. Licensee shall not assign, mortgage or encumber this Agreement, nor sublet, nor suffer or permit the Premises or any part thereof to be used by others, except as set forth in Section 9 above; provided, however, that if this Agreement is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Licensor, shall be and remain the exclusive property of Licensor and shall not constitute property of Licensee or of the estate of Licensee within the meaning of the Bankruptcy Code. All monies or other considerations constituting Licensor's property under the preceding sentence not paid or delivered to Licensor shall be held in trust for the benefit of Licensor and be promptly paid to or turned over to Licensor.

33. ATTORNEYS' FEES. If either party herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to its costs and reasonable attorney's fees from the non-prevailing party.

34. TENDER AND DELIVERY OF AGREEMENT. Submission of this Agreement does not constitute an offer, right of first refusal, reservation of or option for the Premises or any part thereof. This Agreement only becomes effective upon execution and delivery by both Licensor and Licensee.

35. CONFIDENTIALITY. Licensor and Licensee acknowledge that the terms, covenants and conditions of this Agreement have been negotiated based upon a variety of factors occurring at a coincidental point in time, including, but not limited to: (i) the individual principals involved and financial strength of Licensee,
(ii) the nature of Licensee's business and use of the Premises; and (iii) the current market and economic conditions affecting occupancy rates. Therefore, recognizing the totality, uniqueness, complexity and interrelation of the aforementioned factors, Licensee and Licensor agree not to disseminate in any manner whatsoever (whether by word of mouth, mechanical reproduction, physical tender or by any other manner), the terms, covenants and conditions of this Agreement to third parties without the consent of the other party hereto.

36. ENTIRE AGREEMENT: This Assignment contains the entire agreement between the parties and supersedes all previous negotiations leading hereto, and may be modified only by an agreement, in writing, signed by both Assignor and Assignee. Assignee expressly agrees and acknowledges that Assignor, its agents, attorneys and/or employees have not made any representations regarding the Sublessee, including, without limitation, Sublessee's financial circumstances or ability to perform its obligations under the Lease and that Assignee has been provided with a copy of the Lease for its review prior to entering into this Assignment.

WAIVER OF TRIAL BY JURY. IT IS MUTUALLY AGREED BY AND BETWEEN LICENSOR AND LICENSEE THAT THE RESPECTIVE PARTIES HERETO SHALL AND HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT. LICENSEE FURTHER AGREES THAT IT SHALL NOT INTERPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS IN ANY SUMMARY PROCEEDING OR IN ANY ACTION BASED UPON NON-PAYMENT OF LICENSE FEE OR ANY OTHER PAYMENT REQUIRED BY LICENSEE HEREUNDER.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WITNESSES:                                  LICENSOR:

/s/ Roger Hubbard                           ProSource Services Corporation
----------------------------------          1500 San Remo Avenue
                                            Coral Gables, Florida  33146
Roger Hubbard
----------------------------------
Print Name
                                            By: /s/ Robert S. Donaldson
                                               --------------------------------
                                               Its: Senior V.P., Operations
                                                   ----------------------------

/s/ Marylou Ladaga
----------------------------------

Marylou Ladaga
----------------------------------
Print Name








WITNESSES:                                  LICENSEE:

/s/ Richard L. Kement                       Penske Truck Leasing Co., L.P.,
----------------------------------          a Delaware limited partnership
                                            Route 10, Green Hills
Richard L. Kement                           P.O. Box 563
----------------------------------          Reading, PA  19603-0563
Print Name                                  Attn: Vice President of Real Estate


/s/ Michael N. Kermit
----------------------------------
                                            By: Penske Truck Leasing
Michael N. Kermit                           Corporation, general partner
----------------------------------
Print Name

                                            By: /s/ Carlos Questell
                                               --------------------------------
                                               Its: Vice President of Real
                                                     Estate
                                                   ----------------------------

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
                                  [FLOOR PLAN]

                                       16